UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5646 Milton Street, Suite 130, Dallas, Texas 75206
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

1)           On June 22, 2012, Vice President of Engineering, Thomas Schaefer notified Sun River Energy, Inc.  (the “Company”) that effective July 1, 2012, he is terminating his Employment Agreement with the Company for good cause for the Company’s failure to pay his compensation under the Employment Agreement.  The definition of Good Cause in Section 8 of the Employment Agreement, includes but is not limited to, the Company’s failure to timely pay any compensation due to the Employee under the Employment Agreement and a reduction of the Employee’s compensation without Employee’s written consent.  Mr. Schaefer provided the Company with notice of its failure to pay his Base Salary and waited past the 30 day cure period.  Pursuant to Section 9(b) of the Employment Contract if the Employment Contract is terminated for Good Cause the Company is liable for the following:

(i)	on the sixth (6th) day following the Termination Date or the next regularly scheduled pay day of the Company following the Termination Date, respectively,

(A)	any accrued but unpaid Base Salary for services rendered through the Termination Date,

(B)	any accrued but unpaid expenses required to be reimbursed under Section 4 of the Employment Agreement, and

(C)	any vacation accrued to the Termination Date, and

(ii)
severance pay in an amount equal to Employee’s Base Salary for a period beginning on the Termination Date and ending one (1) year from the Termination Date or if the Termination Date occurs in the third (3rd) year of this Agreement then Employee shall receive his pro-rata Base Salary until the third (3rd) anniversary of the date of this Agreement.  Payments shall be payable in equal monthly installments beginning on the last day of the first month following the Termination Date; provided, however, that none of the benefits payable under Section 9(b)(ii) will be payable unless, and the obligation to pay any severance pursuant to Section 9(b)(ii) shall not accrue until, the Employee has signed and delivered an executed general release, which has become irrevocable, satisfactory to the Company in its reasonable discretion, releasing the Company and its Affiliates and their respective officers, directors, managers, members, partners and employees from any and all claims or potential claims arising from or related to the Employee’s employment or termination of employment, and

(iii)
if the Employee terminates his employment for Good Reason, and thereafter engages in activities that are within the scope of the restrictions described in Section 7 of the Employment Agreement, Employee shall not be entitled to the severance payment described in clause (ii) of Section 9(b).

The foregoing is only a synopsis and does not set forth the entire Employment Agreement between the Company and Mr. Schaefer.  For the entire Employment Agreement please see the Employment Agreement reported on and filed with Form 8-K filed on October 21, 2010.

Item 5.02  Departure of Directors or Certain Officers.

On June 22, 2012, Thomas Schaefer resigned as the Company's Vice President of Engineering effective July 1, 2012.

Exhibit No.	Description
10.1	Employment Agreement by and between Sun River Energy, Inc. and Thomas Schaefer. (1)

(1)           Incorporated by reference from the Employment Agreement reported on and filed with Form 8-K filed on October 21, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: June 27, 2012	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO